Exhibit 99.1

Investor Contact:

Christopher Taylor

781-398-2466

Media Contact:

Sarah Emond

781-398-2544

For Immediate Release:

Oscient Pharmaceuticals Hires Nick Colangelo as Senior Vice President of Corporate Development and Operations

— Former Eli Lilly executive brings decade of corporate development and pharmaceutical experience to Oscient —

Waltham, Mass., January 4, 2005 – Oscient Pharmaceuticals Corporation (Nasdaq: OSCI) has added Nick Colangelo, Esq., as Senior Vice President for Corporate Development and Operations to its executive leadership team. Mr. Colangelo brings a wealth of experience to this position, most recently from Eli Lilly and Company where he served as Managing Director of Lilly Ventures and previously as Director, Strategy and Business Development for Lilly’s Diabetes and Growth Disorders Products group.

“Nick’s extensive experience launching successful healthcare enterprises and evaluating strategic growth opportunities for a key Lilly franchise will be a tremendous asset to Oscient,” stated Steven M. Rauscher, President and CEO of Oscient Pharmaceuticals. “With his insight into the current pharmaceutical landscape and his legal training, Nick brings a unique perspective and dimension to our management team that will support the continued growth and success of Oscient.”

Mr. Colangelo will lead Oscient’s licensing, partnering, merger and acquisition and strategic planning activities as well as the corporate quality and compliance, intellectual property and legal teams. As Managing Director of Lilly Ventures, Mr. Colangelo oversaw Lilly’s $175 million venture capital fund and orchestrated strategic investments in numerous emerging healthcare companies. During his strategy and business development career at Lilly, he established himself as an integral component of several cross-functional initiatives aimed at maximizing product launches and successes in the Diabetes and Growth Disorders Products group. Mr. Colangelo serves on the Board of Trustees for the National Childhood Cancer Foundation and has served as a member of the board of directors of several private healthcare companies. Mr. Colangelo began his career as a practicing attorney and is a graduate of the Duke University School of Law. He received his bachelor’s degree from the State University of New York at Buffalo, where he graduated magna cum laude.

About Oscient Pharmaceuticals

Oscient Pharmaceuticals Corporation is a biopharmaceutical company committed to the clinical development and commercialization of novel therapeutics to address unmet medical needs. The Company is marketing FACTIVE® (gemifloxacin mesylate) tablets, approved by the FDA for the treatment of acute bacterial exacerbations of chronic bronchitis and community-acquired pneumonia of mild to moderate severity. In addition to the oral tablet form, Oscient Pharmaceuticals is developing an investigational FACTIVE intravenous formulation for hospitalized patients. The Company has a novel antibiotic candidate, Ramoplanin, in advanced clinical development for the treatment of Clostridium difficile- associated diarrhea (CDAD). The Company’s preclinical program includes an oral peptide deformylase (PDF) inhibitor series, under preclinical development for community-based respiratory tract infections.

Forward-Looking Statement

This news release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our management’s judgment regarding future events. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. We do not plan to update these forward-looking statements. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. Our business is significantly dependent upon our ability to launch the commercial sale of FACTIVE® tablets, and, due to the limitations on our resources and experience in commercializing products, there can be no assurance that we will be able to successfully launch FACTIVE tablets. Even if we succeed in launching FACTIVE tablets, a number of factors could negatively affect the success of FACTIVE tablets, including lack of acceptance by physicians, patients and third party payors, unanticipated safety, efficacy, or other regulatory issues, problems relating to manufacturing or supply, inadequate distribution of our products by wholesalers, pharmacies, hospitals and other customers and competition from other products. It is also uncertain whether we will be able to expand the indications for which FACTIVE tablets are approved or obtain approval to sell our lead product candidate, Ramoplanin. Factors which may prevent or delay us in obtaining additional regulatory approvals of our products and product candidates include, negative, inconclusive or insufficient results in ongoing or future clinical trials, delays in the progress of ongoing clinical trials, safety concerns arising with respect to our products or product candidates and disputes with the third parties from whom we license our products or product candidates. We are also subject to the risk that our business and the business of GeneSoft Pharmaceuticals will not be integrated successfully and the significant costs related to the integration. Our business could also be negatively affected due to our inability or the inability of our alliance partners to successfully develop and commercialize products based on our discoveries. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward looking statement are set forth in Exhibit 99.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ending November 9, 2004 and in other filings that we may make with the Securities and Exchange Commission from time to time.

###